Exhibit 10.2

EXECUTION VERSION

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

March 2, 2012,

among

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Bank Collateral Agent under the Credit Agreement,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Indenture Agent under the Indenture,

EACH GRANTOR

and

each Additional Agent from time to time party hereto

Table of Contents

Page

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms	1

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims	7
SECTION 2.02. Actions With Respect to Shared Collateral; Prohibition on Contesting Liens	8
SECTION 2.03. No Interference; Payment Over; No New Liens	9
SECTION 2.04. Automatic Release of Liens; Amendments to Security Documents	10
SECTION 2.05. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings	11
SECTION 2.06. Reinstatement	11
SECTION 2.07. Insurance	12
SECTION 2.08. Refinancings	12
SECTION 2.09. Certain Cash Collateral	12
SECTION 2.10. Possessory Collateral Agent as Gratuitous Bailee for Perfection	12

ARTICLE III

Existence and Amounts of Liens and Obligations

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01. Appointment and Authority	13
SECTION 4.02. Rights as a Secured Party	14
SECTION 4.03. Exculpatory Provisions	14
SECTION 4.04. Reliance by Collateral Agents	16
SECTION 4.05. Delegation of Duties	16
SECTION 4.06. Non-Reliance on Collateral Agent and other Secured Parties	17
SECTION 4.07. Indemnity	17

ARTICLE V

Miscellaneous

SECTION 5.01. Notices	17
SECTION 5.02. Waivers; Amendment	18
SECTION 5.03. Parties in Interest	19
SECTION 5.04. Survival of Agreement	19
SECTION 5.05. Obligations Absolute	19
SECTION 5.06. Counterparts	19
SECTION 5.07. Severability	20

i

Table of Contents

(continued)

Page

SECTION 5.08. Governing Law	20
SECTION 5.09. Submission To Jurisdiction Waivers	20
SECTION 5.10. WAIVER OF JURY TRIAL	20
SECTION 5.11. Headings	21
SECTION 5.12. Conflicts	21
SECTION 5.13. Provisions Solely to Define Relative Rights	21
SECTION 5.14. Collateral Agents	21
SECTION 5.15. Integration	21

ANNEX A JOINDER

ii

FIRST LIEN INTERCREDITOR AGREEMENT, dated as of March 2, 2012 (as amended or supplemented from time to time, this “Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Bank Collateral Agent for the Credit Agreement Secured Parties (in each case, as defined below), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Agent for the Indenture Secured Parties (in each case, as defined below), each Grantor party hereto and each Additional Agent (as defined below) from time to time party hereto for the Additional Secured Parties (as defined below) of the Series with respect to which it is acting in such capacity.

RECITALS

WHEREAS, Claire’s Inc., a Delaware corporation (“Holdings”), Claire’s Stores, Inc., a Florida corporation (the “Company”), the Lenders party thereto from time to time, Credit Suisse AG, as administrative agent and collateral agent for the Lenders are party to a Credit Agreement, dated as of May 29, 2007, pursuant to which, among other things, the lenders party thereto have agreed, subject to the terms and conditions set forth therein and in the other Loan Documents (as defined therein), to make certain loans and financial accommodations to the Company.

WHEREAS, Claire’s Escrow II Corporation, a Delaware corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and collateral agent, are party to that certain Senior Secured First Lien Notes Indenture, dated as of February 28, 2012, as supplemented by that certain Senior Secured First Lien Notes Supplemental Indenture thereto, dated as of March 2, 2012, by and among the Company, the Guarantors thereunder, and the Indenture Agent (together, the “Indenture”), relating to the Company’s $400,000,000 of 9.00% Senior Secured First Lien Notes due 2019 (the “2019 Notes”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Indenture Agent (for itself and on behalf of the Indenture Secured Parties), and each Additional Agent (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement unless the context requires otherwise, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the Secured Parties of each Series that the Additional Secured Parties with respect to any Series of Additional Obligations (and not the Secured Parties of any other Series) bear the risk of any determination by a court of competent jurisdiction that (w) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (x) the security interest of such Series of Obligations in any of the Collateral securing any other Series is not enforceable, (y) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations or (z) a Guarantee of such Series of Obligations is unenforceable (any such condition, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Additional Obligations, the results of such Impairment shall be borne solely by the holders of such Series, and the rights of the holders of such Series (including, without limitation, the right to receive distributions in respect of such Series pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), then, subject to Section 2.05(a), any reference to such Obligations or the documents governing such Obligations shall refer to such obligations or such documents as so modified.

(c) Any references herein to provisions of the Bankruptcy Code, and the use of concepts or terms that find meaning in connection therewith (e.g. “debtor-in-possession”) shall be deemed to refer as well to similar provisions, concepts or terms under any other Bankruptcy Law. Any references herein to a security interest being “perfected” shall be deemed to refer to perfection under the Uniform Commercial Code of any U.S. jurisdiction and to similar provisions, concepts or terms under the law of any other jurisdiction (it being understood that in jurisdictions where no such similar provisions, concepts or terms exist, the term “perfected” shall not be given any effect hereunder).

(d) Each Security Document is subject to the terms of this Agreement. In the event of a conflict between the terms of any Security Document and this Agreement, the terms of this Agreement will prevail.

(e) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Indenture, as applicable, with the Credit Agreement controlling, in the event of discrepancies. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) under any Additional Agreement, in each case, together with its successors in such capacity.

“Additional Agreement” shall mean any indenture, credit agreement or other agreement, document or instrument, if any, pursuant to which any Grantor has or will incur, or evidencing the incurrence by any Grantor of, Additional Obligations; provided that, in each case, the Indebtedness and other obligations thereunder have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c).

“Additional Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any Insolvency or Liquidation Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding, in each case, that have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c) but shall not include the Credit Agreement Obligations or the Indenture Obligations.

“Additional Secured Party” means the holders of any Additional Obligations and any Additional Agent with respect thereto.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Cut-Off Date (and for these purposes, the Cut-Off Date shall be deemed to have not yet occurred at any time that it has been stayed, deemed not to have occurred or rescinded pursuant to the proviso in the definition thereof), the Bank Collateral Agent and (ii) from and after the time referred to in clause (i), the Major Non-Controlling Collateral Agent.

“Bank Collateral Agent” means Credit Suisse AG, in its capacity as Collateral Agent (as defined in the Credit Agreement) together with its successors in such capacity.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership or similar law, including laws for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Bank Collateral Agent, (ii) in the case of the Indenture Obligations, the Indenture Agent, and (iii) in the case of any Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder.

“Company” shall have the meaning assigned to such term in the recitals to this Agreement.

“Controlling Secured Parties” means the Series of Secured Parties whose Collateral Agent is the Applicable Collateral Agent.

“Credit Agreement” means that certain Credit Agreement, dated as of May 29, 2007, among Holdings, the Company, the lenders and other parties thereto from time to time, Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as administrative agent for the lenders, and the other parties thereto, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement or the definition designated by the Company as being its equivalent in any Subsequent Credit Agreement.

“Credit Documents” means (i) the “Loan Documents” as defined in the Credit Agreement, (ii) the Indenture, the Notes and the “Security Documents” (as defined in the Indenture) and (iii) any corresponding term(s) in any Additional Agreement. For the avoidance of doubt, the Credit Documents for any Series shall be deemed to include all Security Documents securing such Series.

“Cut-Off Date” means, with respect to any Major Non-Controlling Collateral Agent, the date which is at least 90 days (throughout which 90 day period such Person was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default (under and as defined in the Credit Documents under which such Major Non-Controlling Collateral Agent is the Collateral Agent) and (ii) the Applicable Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Major Non-Controlling Collateral Agent certifying that (x) such an Event of Default has occurred and is continuing and (y) the Obligations of the Series with respect to which such Major Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Credit Document; provided the Cut-Off Date shall be stayed and shall not occur and shall be deemed not to have occurred and be rescinded (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral or (2) at any time any Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of Obligations, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under such Series, (b) payment in full of all other Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid in connection with such Series, (c) cancellation of or the entry into arrangements satisfactory to the relevant Collateral Agent with respect to all letters of credit issued and outstanding under such Series, if any, and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the such Series, if any.

“Event of Default” means any Event of Default under and as defined in the Credit Agreement, the Indenture or an Additional Agreement, as the context requires, provided that any notice, lapse of time or other condition precedent to the occurrence of such Event of Default in the relevant instrument shall have been satisfied.

“Grantors” means Holdings, the Company and any other Person that has granted a security interest pursuant to any Security Document to secure any Series of Obligations.

“Guarantee” means any guarantee of the Credit Agreement Obligations, the Indenture Obligations or any Additional Obligations provided under or pursuant to any Credit Document.

“Guarantor” means Holdings and any other Person that has provided a Guarantee.

“Holdings” shall have the meaning assigned to such term in the recitals to this Agreement.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Indenture” shall have the meaning assigned to such term in the recitals to this Agreement.

“Indenture Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Agent (as defined in the Indenture) and Trustee (as defined in the Indenture) under the Indenture, in each case, together with its successors in such capacity.

“Indenture Obligations” means the “Notes Obligations” as defined in the Notes Security Agreement.

“Indenture Secured Parties” means the “Indenture Secured Parties” as defined in the Notes Security Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Grantor, or of a substantial part of the property or assets of any Grantor, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor or (iii) the winding up or liquidation of any Grantor; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(2) any Grantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (1) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(b).

“Joinder” means the document required to be delivered by a Collateral Agent to the Applicable Collateral Agent pursuant to (i) clause (ii) of Section 5.02(c) in order to create a Series of Additional Obligations or (ii) Section 2.08.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or other), pledge, charge, hypothecation, assignment, security interest, deposit arrangement or similar encumbrance or any preference, priority or other security agreement or preferential arrangement of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, the Collateral Agent (other than the Bank Collateral Agent at such time) of the Series of First Lien Obligations that constitutes the then largest outstanding principal amount of any outstanding Series of First Lien Obligations (excluding the Series of Credit Agreement Obligations) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, each Collateral Agent that is not the Applicable Collateral Agent.

“Notes Security Agreement” means that certain Collateral Agreement dated as of March 2, 2012, among the Company, certain subsidiaries of the Company and the Notes Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means the Credit Agreement Obligations, the Indenture Obligations and each Series of Additional Obligations.

“Party” means a party to this Agreement. The term “Parties” means any of them.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code as in effect in any U.S. jurisdiction or the law of any non-U.S. jurisdiction. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement or instrument. “Refinanced” and “Refinancing” have correlative meanings.

“Responsible Officer” of any person shall mean any executive officer or the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller (or the equivalents in the relevant jurisdictions) of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Secured Parties” means the Credit Agreement Secured Parties, the Indenture Secured Parties and the Additional Secured Parties with respect to each Series of Additional Obligations.

“Second Lien Intercreditor Agreement” means the Intercreditor Agreement dated March 4, 2011 among Holdings, the Company, the Credit Agreement Collateral Agent and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent under the Second Priority Senior Secured Notes Indenture referenced therein, and any other intercreditor agreement subordinating Liens to the Liens of the Security Documents.

“Security Documents” means each agreement, instrument or other document entered into in favor of any Collateral Agent, or any Collateral Agent and any other Secured Parties, for purposes of securing any Series of Obligations.

“Series” means (a) with respect to the Secured Parties, each of the Credit Agreement Secured Parties (in their capacities as such), the Indenture Secured Parties (in their capacity as such) and the Additional Secured Parties that become subject to this Agreement that are represented by a common Collateral Agent (in its capacity as such for the Additional Secured Parties), (b) with respect to any Obligations, each of the Credit Agreement Obligations, the Indenture Obligations and the Additional Obligations which pursuant to any Joinder, are to be represented by a common Collateral Agent (in its capacity as such for the Additional Secured Parties).

“Shared Collateral” means, at any time Collateral in which the holders of two or more Series of Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of fewer than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral, cash or other assets, as applicable, shall constitute Shared Collateral for those Series of Obligations that hold a valid and perfected security interest in such Collateral at such time, and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims. (a) Anything contained herein or in any of the Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or otherwise, or any Collateral Agent or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral (including the Second Lien Intercreditor Agreement), then the proceeds of any sale, collection or other liquidation or disposition of any such Shared Collateral received by any Collateral Agent or any Secured Party and proceeds of any such distribution (all proceeds of any such sale, collection or other liquidation or disposition of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied in the following order:

(i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of this Agreement and any Credit Document or Security Document;

(ii) SECOND, subject to Section 1.01(b), to the extent Proceeds remain after the application pursuant to preceding clause (i), to the payment in full of the Obligations of each Series on a ratable basis in accordance with the amounts of such Obligations owed to them on the date of any such distribution and the terms of the applicable Credit Documents;

(iii) THIRD, after the Discharge of the Obligations of each Series, to the Person or Persons legally entitled thereto, as determined by the Applicable Collateral Agent (it being agreed that the Applicable Collateral Agent may rely on the advice of its counsel, or the directions of a court of competent jurisdiction, in making such determination and, in absence of any such court direction, may deem the Company to be such Person).

(b) Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior to the security interest of any other Series of Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

(c) It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the then extant Credit Documents of each other Series, be Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of each Series.

(d) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code as in effect in any U.S. jurisdiction, or any other applicable law or the Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each Secured Party hereby agrees that (i) the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the Secured Parties as provided herein.

(e) Calculations by the Collateral Agents and the other Secured Parties under this Agreement of amounts of Obligations outstanding shall be made using the Dollar Equivalent (as defined in the Credit Agreement) of all such amounts.

(f) If Proceeds with respect to any Shared Collateral are allocated pursuant to Section 2.01(a)) to any Series of Secured Parties that lacked a valid and perfected security interest, or was subject to Impairment, with respect to such Shared Collateral (the “Second Series”), such payment shall be deemed to be only as between the Secured Parties hereunder, and shall not relate to, nor affect in any way, the Obligations owed to the Second Series by the Grantors, and the Series of Obligations of the Secured Parties that had a valid and perfected security interest in such Shared Collateral that was not subject to Impairment shall be subrogated to the rights of the Second Series to the extent of such Proceeds.

SECTION 2.02. Actions With Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Applicable Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) (ii) the Applicable Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Collateral Agent (or any other Secured Party other than the Controlling Secured Parties) and (iii) no Non-Controlling Collateral Agent or other Secured Party (other than the Controlling Secured Parties) shall, or shall instruct the Applicable Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other Secured Party may file a proof of claim or statement of interest with respect to the Obligations owed to the Secured Parties; (ii) any Collateral Agent or any other Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of the Liens provided in Section 2.04; and (iii) any Collateral Agent or any other Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of such Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens (but subject to Section 2.01(a)), the Applicable Collateral Agent may deal with the Shared Collateral as if the Applicable Collateral Agent had a senior and exclusive Lien on such Collateral. No other Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent or any other exercise by the Applicable Collateral Agent of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b) Each Collateral Agent and the Series of Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c) Each of the Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement.

SECTION 2.03. No Interference; Payment Over; No New Liens. (a) Each Secured Party agrees that (i) it will not challenge or question, or support any other Person in challenging or questioning, in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Party from challenging or questioning the validity or enforceability of any Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct any Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by any Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement), (iv) it will not institute any suit or assert in any Insolvency or Litigation Proceeding or other proceeding any claim against the Applicable Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and the Applicable Collateral Agent or other Secured Party shall not be liable for any action taken or omitted to be taken by such Applicable Collateral Agent or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other Secured Party to enforce this Agreement in accordance with its terms.

(b) Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.

SECTION 2.04. Automatic Release of Liens; Amendments to Security Documents. (a) If, at any time, the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, and in connection therewith takes action to release any Liens over such Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01. Each Collateral Agent agrees to promptly execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section 2.04(a).

(b) Each Secured Party agrees that if the Applicable Collateral Agent enters into any amendment to any Security Document relating to the Series of Obligations for which the Applicable Collateral Agent is acting, the Company may require each other Collateral Agent to enter into corresponding amendments to the Security Documents governing the Series of Obligations for which such Collateral Agent is acting so long as (w) the effect of such amendments are consistent with the effect to the Security Documents for the Series of Obligations for which the Applicable Collateral Agent is acting in all material respects, (y) the effect of such amendment is not to release or subordinate the Liens securing such Series of Obligations or otherwise adverse to the holders of such Series of Obligations in any material respect (except to the extent already permitted by the Credit Documents governing such Series of Obligations) and (z) the Company delivers a certificate of an executive officer of the Company to such Collateral Agent stating that the requirements of this sentence have been satisfied.

SECTION 2.05. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor or any of its subsidiaries. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of each Series of Obligations, then, to the extent the debt obligations distributed on account of each Series of Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any similar provision of foreign law or the use of cash collateral under Section 363 of the Bankruptcy Code or any similar provision of foreign law, each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Collateral Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of Controlling Secured Parties, each other Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each other Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of such Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Secured Parties are granted adequate protection with respect to Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Secured Parties of any Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any collateral securing such Series that is not Shared Collateral; and provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable to such Obligations until all such Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As among the Secured Parties, following the occurrence of an Event of Default, the Applicable Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral solely to the extent the Secured Parties or holders of any Series of Obligations possess such right under the Credit Documents, and the Applicable Collateral Agent shall apply the proceeds received from any such adjustment, settlement or award in accordance with the provisions of Section 2.01.

SECTION 2.08. Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof in compliance with Section 5.02(c). The Grantors and the Secured Parties agree to enter into any documents or take any other actions reasonably necessary to preserve the priorities provided for herein in light of, and after giving effect to, such Refinancing.

SECTION 2.09. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Credit Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by the Administrative Agent (as defined in the Credit Agreement) pursuant to Section 2.05 of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.10. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Possessory Collateral shall be delivered to the Applicable Collateral Agent, and the Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party with a Lien over such Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.10); provided that at any time after the Discharge of Obligations of the Series for which the Applicable Collateral Agent is acting, the Applicable Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Applicable Collateral Agent (after giving effect to the Discharge of such Obligations) together with any necessary endorsements reasonably requested by the Applicable Collateral Agent (or make such other arrangements as shall be reasonably requested by the Applicable Collateral Agent to allow the Applicable Collateral Agent to obtain control of such Possessory Collateral).

(b) Pending delivery to the Applicable Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.10.

(c) The duties or responsibilities of each Collateral Agent under this Section 2.10 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral Agent and shall be entitled to make such determination on the basis of the information so furnished; provided that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of such determination.

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01. Appointment and Authority. (a) Each of the Secured Parties hereby irrevocably appoints and authorizes the Applicable Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Applicable Collateral Agent and any co-agents, sub-agents, delegates, receivers and attorneys-in-fact appointed by the Applicable Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article IV (as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Security Documents) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Applicable Collateral Agent to facilitate and effect actions taken or intended to be taken by the Applicable Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Applicable Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Applicable Collateral Agent for such purposes.

(b) Each Secured Party acknowledges and agrees that, subject to the express terms of this Agreement, the Applicable Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in any of the Security Documents, without regard to any rights to which the holders of the Secured Obligations would otherwise be entitled as a result of such Secured Obligations. Without limiting the foregoing, each Secured Party agrees that no Collateral Agent or other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to such Secured Party or any Series of Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Secured Party from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against any Collateral Agent for any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which any Collateral Agent or any

Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or in connection with the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Collateral Agent or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, any Grantor or any of its subsidiaries, as debtor-in-possession, in each case, except as a result of a breach of this Agreement.

SECTION 4.02. Rights as a Secured Party. (a) The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Indenture Secured Party”, “Indenture Secured Parties”, “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.

SECTION 4.03. Exculpatory Provisions. (a) No Collateral Agent shall have any duties or obligations under this Agreement except those expressly set forth herein. Without limiting the generality of the foregoing, each Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that such Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its affiliates that is communicated to or obtained by the entities serving as a Collateral Agent or any of its affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. Each Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Obligations unless and until notice describing such Event Default and referencing the applicable agreement is given to such Collateral Agent at the address provided in Section 5.01 by the Collateral Agent of such Obligations or a Grantor;

(v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement (except for its representations and warranties set forth in Article V) or any Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (5) the value or the sufficiency of any Collateral for any Series of Obligations or (6) the satisfaction of any condition set forth in any Credit Document, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent;

(vi) shall not be required to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it;

(vii) need not segregate money held in trust hereunder from other funds except to the extent required by law. No Collateral Agent shall be under liability for interest on any money received by it hereunder except as otherwise agreed in writing; and

(viii) beyond the exercise of reasonable care in the custody thereof, no Collateral Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and no Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(a) Upon any payment or distribution of assets hereunder, the Collateral Agents and the Secured Parties shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in the Insolvency or Liquidation Proceeding, delivered to any Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

(b) In the event that, following a foreclosure in respect of any Collateral, the Applicable Collateral Agent acquires title to any portion of such Collateral or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Applicable Collateral Agent’s sole discretion may cause the Applicable Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Applicable Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Applicable Collateral Agent reserves the right, instead of taking such action, to either resign as the Applicable Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(c) The rights and protections of the Collateral Agents set forth herein shall also be applicable to each Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under the Security Documents.

SECTION 4.04. Reliance by Collateral Agents. Each Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Collateral Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Collateral Agent may consult with legal counsel (who may be counsel for the Company, a Collateral Agent or counsel of its choice), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties.

Any Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents, delegates or attorneys-in-fact appointed by such Collateral Agent and shall not be responsible for acts or omissions of any such sub-agents, delegates or attorneys-in-fact appointed by it with due care. Any Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of any Collateral Agent and any such sub-agent.

It is the purpose of this Section that there shall be no violation of any law of any jurisdiction (including particularly the law of any sovereign state) denying or restricting the right of the Applicable Collateral Agent to transact business or bring legal proceedings in such jurisdiction. It is recognized that in case of litigation under this Agreement, and in particular in case of the enforcement thereof on default, or in the case the Applicable Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Applicable Collateral Agent or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Applicable Collateral Agent appoint an individual or institution as a collateral agent or agent. The following provisions of this Section are adopted to these ends.

In the event that the Applicable Collateral Agent appoints an additional individual or institution as a collateral agent or agent, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Applicable Collateral Agent with respect thereto shall be exercisable by and vest in such separate collateral agent or agent but only to the extent necessary to enable such collateral agent or agent to exercise such powers, rights and remedies.

SECTION 4.06. Non-Reliance on Collateral Agent and other Secured Parties. Each Secured Party acknowledges that it has, independently and without reliance upon any Collateral Agent or any other Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Secured Party also acknowledges that it will, independently and without reliance upon any Collateral Agent or any other Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.07. Indemnity. The Company, failing which the other Grantors, shall reimburse the Applicable Collateral Agent (which, for purposes of this Section, shall include its officers, directors, employees, agents, delegates, counsel and any receiver appointed under this Agreement) upon request for all properly incurred, reasonable and documented out-of-pocket expenses incurred or made by it in connection with this Agreement. Such expenses shall include the properly incurred, reasonable and documented compensation and expenses, disbursements and advances of the Applicable Collateral Agent’s agents, delegates, counsel, accountants and experts and any receiver appointed by the Applicable Collateral Agent. The Grantors jointly and severally shall indemnify the Applicable Collateral Agent (which for purposes of this Section shall include its officers, directors, employees, agents delegates and counsel and any receiver appointed under this Agreement) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred, reasonable and documented attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of the Applicable Collateral Agent’s performance of its duties hereunder and under applicable law, including the costs and expenses of enforcing this Agreement and any Collateral hereunder and defending itself against or investigating any claim. The obligation to pay such amounts shall survive the payment in full or defeasance of the Obligations or the removal or resignation of any such Applicable Collateral Agent. The Applicable Collateral Agent shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve any Grantor of its indemnity obligations hereunder. The Company may defend the claim and such Applicable Collateral Agent shall provide reasonable cooperation in the defense. The Company or the other Grantors, as applicable, shall pay the properly incurred, reasonable and documented fees and expenses of one primary counsel (and, if reasonably necessary, one local counsel in each relevant jurisdiction) for the Applicable Collateral Agent. The Company and the other Grantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Applicable Collateral Agent through such Applicable Collateral Agent’s own willful misconduct or gross negligence. No provision of this Agreement require the Applicable Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction. The provisions of this Section 4.07 shall survive the termination of this Agreement or the resignation or removal of any Applicable Collateral Agent.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Applicable Collateral Agent herein by the Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Indenture Agent, to it at The Bank of New York Mellon Trust Company, N.A., 10161 Centurion Parkway, Jacksonville, FL 32256 (Fax No. (904) 645-1921; Attention: Corporate Trust Administration);

(b) if to the Bank Collateral Agent, to it at Credit Suisse AG, Agency Manager, Eleven Madison Avenue, New York, NY 10010 (Fax No. (212) 322-2291);

(c) if to any Additional Agent, to it at the address set forth in the applicable Joinder; and

(d) if to any of the Grantors, to Claire’s Stores, Inc., 2400 West Central Road, Hoffman Estates, IL 60192 (Fax No. (847) 765-6747; Attention: Chief Financial Officer).

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement or any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder) only pursuant to an agreement or agreements in writing entered into by each Collateral Agent. Notwithstanding the foregoing no provision of this Agreement may be terminated, waived, amended or modified without the prior written consent of the Company if such termination, waiver, amendment or modification would adversely affect any Grantor. Notwithstanding the foregoing, without the consent of any Secured Party or any other Collateral Agent, (i) the Collateral Agent for any Additional Obligations may become a party hereto in accordance with Section 5.02(c) and (ii) the Applicable Collateral Agent may effect amendments and modifications to this Agreement (which may be in the form of an amendment and restatement) to the extent the Applicable Collateral Agent reasonably deems necessary to incorporate Additional Obligations into this Agreement.

(c) So long as permitted by the Credit Documents then in effect, the Company may from time to time designate Indebtedness and other obligations as Additional Obligations hereunder by delivering to the Applicable Collateral Agent and each Collateral Agent (i) a certificate signed by a Responsible Officer of the Company (A) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof, (B) stating that such Indebtedness and other obligations are designated as Additional Obligations for purposes hereof, (C) representing that such designation of such Indebtedness and other obligations as Additional Obligations complies with the terms of the Credit Documents then outstanding and that, after giving effect to the designation of such Additional Obligations, all Obligations will constitute “Senior Lender Claims” (as defined in the Second Lien Intercreditor Agreement, or words of similar import the Second Lien Intercreditor Agreement) and (D) specifying the name and address of the Collateral Agent for such Indebtedness and other obligations and (ii) a fully executed Joinder (substantially in the form attached as Annex A). Each Collateral Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent identified in such Joinder shall act hereunder for the benefit of all Additional Secured Parties under such Joinder, and each Collateral Agent agrees to the appointment, and acceptance of the appointment, of the Applicable Collateral Agent as agent for the holders of such Additional Obligations as set forth in each Joinder and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Obligations Absolute. Except as otherwise provided herein, the Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Collateral Agent and the other Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Credit Document;

(b) any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the Obligations, it being specifically acknowledged that a portion of the Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Obligations;

(d) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Credit Document;

(e) the securing of any Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Obligations; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement, other than discharge in full of such Obligations.

SECTION 5.06. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or e-mail shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.08. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.09. Submission To Jurisdiction Waivers. The Collateral Agent, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York in the borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) agrees that a final judgment in any such action or proceeding shall be conclusive and may be entered and enforced in other jurisdictions by suit on the judgment or in any other manner provided or permitted by law;

(c) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in Section 5.01 or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(e) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.09 any special, exemplary, punitive or consequential damages.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Credit Documents or Security Documents, the provisions of this Agreement shall control.

SECTION 5.13. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.10 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.10 and Article V, which provision may be relied upon and enforced by the Company and each Guarantor). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.14. Collateral Agents. It is understood and agreed that (a) Credit Suisse AG, Cayman Islands Branch, is entering into this Agreement in its capacity as collateral agent under the Credit Agreement, and the provisions of Article VIII of the Credit Agreement applicable to Credit Suisse AG, Cayman Islands Branch, as collateral agent thereunder shall also apply to Credit Suisse AG, Cayman Islands Branch, as Bank Collateral Agent hereunder, and (b) The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement in its capacity as Trustee pursuant to the Indenture and Collateral Agent pursuant to the Notes Collateral Agreement and, as such is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided in the Indenture and the Notes Collateral Agreement.

SECTION 5.15. Integration. This Agreement together with the other Credit Documents and the Security Documents represents the entire agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents or the Security Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Bank Collateral Agent
By:	/s/ Robert Hetu

Name: Robert Hetu
Title: Managing Director
By:	/s/ Kevin Buddhdew

Name: Kevin Buddhdew
Title: Associate

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Agent
By:	/s/ Craig A. Kaye

Name: Craig A. Kaye
Title: Vice President

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

CLAIRE’S INC., as Holdings
By:	/s/ J. Per Brodin

Name: J. Per Brodin
Title: Executive Vice President and Chief Financial Officer

CLAIRE’S STORES INC., as the Company
By:	/s/ J. Per Brodin

Name: J. Per Brodin
Title: Executive Vice President and Chief Financial Officer

CLAIRE’S BOUTIQUES, INC. CLAIRE’S PUERTO RICO CORP. CBI DISTRIBUTING CORP. CLAIRE’S CANADA CORP. BMS DISTRIBUTING CORP.
By:	/s/ J. Per Brodin

Name: J. Per Brodin
Title: Executive Vice President and Chief Financial Officer

CSI CANADA LLC
By:	/s/ J. Per Brodin

Name: J. Per Brodin
Title: Manager

SIGNATURE PAGE TO

FIRST LIEN INTERCREDITOR AGREEMENT

Annex A

To: Each Collateral Agent under the First Lien Intercreditor Agreement (in each case, as such terms are defined below)

JOINDER (this “Joinder”) dated as of [•], 201[•] to the First Lien Intercreditor Agreement, dated as of [            ], 2012 (as amended or supplemented from time to time, the “First Lien Intercreditor Agreement”), among CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Bank Collateral Agent for the Credit Agreement Secured Parties (in each case, as defined below) THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Agent for the Indenture Secured Parties (in each case, as defined below), each Grantor party hereto and each Additional Agent (as defined below) from time to time party hereto for the Additional Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. The Bank Collateral Agent, the Indenture Agent, the Grantors from time to time party thereto and each Additional Agent from time to time party thereto have entered into the First Lien Intercreditor Agreement and pursuant to [Section 5.02(c) of the First Lien Intercreditor Agreement in order to create a Series of Additional Obligations] [Section 2.08 of the First Lien Intercreditor Agreement with respect to Refinancing indebtedness], the undersigned Additional Agent (the “New Agent”) is executing this Joinder as an Additional Agent on behalf of the Series of Secured Parties it represents [with respect to such Additional Obligations] [holding such Refinancing indebtedness] under the First Lien Intercreditor Agreement.

C. Pursuant to the terms of the First Lien Intercreditor Agreement, [the Grantors have entered into an Additional Agreement under which the Grantors have incurred Additional Obligations. [Describe material terms of Additional Obligations.]] [the Obligations of [describe Series] are being refinanced with Refinancing indebtedness. [Describe material terms of Refinancing indebtedness.]]

D. In consideration of the mutual agreements contained in the First Lien Intercreditor Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Agent, on behalf of the Series of Secured Parties it represents, hereby agrees as follows.

SECTION 1. In accordance with the First Lien Intercreditor Agreement, (a) the New Agent by its signature below becomes a Collateral Agent under, and the related [Series of Additional Obligations and Additional Secured Parties] [Series of Obligations with respect to the Refinancing indebtedness and Refinancing indebtedness Secured Parties] become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Collateral Agent, and (b) the New Agent, on its behalf and on behalf of such [Additional Secured Parties] [Refinancing indebtedness Secured Parties] hereby agree to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent thereunder. Each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Agent represents and warrants to each Collateral Agent and the Secured Parties that (a) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (b) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to general principles of equity and (c) the Credit Documents relating to such [Additional Obligations] [Refinancing indebtedness] provide that, upon the New Agent’s entry into this Joinder, the [holders] [lenders] of such [Additional Obligations] [Refinancing indebtedness] will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional Secured Parties.

SECTION 3. This Joinder shall become effective when the Applicable Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Agent. Delivery of an executed signature page to this Joinder by facsimile transmission or e-mail shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Joinder held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder and under the First Lien Intercreditor Agreement to the New Agent shall be given to it at its address set forth below, or to such other address as such New Agent may hereafter specify.

SECTION 8. The New Agent agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the fees, other charges and disbursements of counsel for the Applicable Collateral Agent.

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IN WITNESS WHEREOF, the New Agent has duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW AGENT,] as New Agent
By:

Name:
Title:

Address for Notices:

with a copy to:

SIGNATURE PAGE TO JOINDER TO

FIRST LIEN INTERCREDITOR AGREEMENT